              OPINION OF COUNSEL AS TO PLAN'S COMPLIANCE WITH ERISA

                                   EXHIBIT 5.2

[WILMINGTON TRUST LOGO]      WILMINGTON                Wilmington Trust Company
                             TRUST                     Rodney Square North
                                                       1100 North Market Street
                                                       Wilmington, DE 19890-0001


April 22, 2005

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

                  Re:   Wilmington Trust Thrift Savings Plan

Ladies and Gentlemen:

I have served as counsel to the Wilmington Trust Thrift Savings Plan (the "Thrift Plan") since 1987. The Thrift Plan is an individual account plan which is tax qualified under the Internal Revenue Code Section 401(a). The Thrift Plan permits employee-participants to make pre-tax and after-tax voluntary contributions and has a number of investment options employee-participants may select from regarding their account balances. One of these investment options is Wilmington Trust Corporation common stock.

In connection with the preparation and filing of a registration statement for Wilmington Trust Corporation on Form S-8 under the Securities Act of 1933, as amended, I have been asked to render an opinion that the Thrift Plan documents, as amended, and as in effect on April 21, 2005, are in compliance with the provisions of the Employee Retirement Income Security Act ("ERISA") and the Internal Revenue Code.

I have examined a copy of the Thrift Plan, as amended and in effect on April 21, 2005, and, based on this review, I am of the opinion that the Thrift Plan, as amended, meets the requirements of ERISA and the Internal Revenue Code. In support of this opinion, I attach a copy of a favorable Letter of Determination dated September 3, 2004 issued by the Internal Revenue Service regarding the Thrift Plan.

I hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

Yours sincerely,

/s/ Michael A. DiGregorio

Michael A. DiGregorio
Senior Vice President
and General Counsel
(302) 651-8793 Phone
(302) 651-8010 Fax
md@wilmingtontrust.com

Enclosure

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201

                                       Employer Identification Number:
Date  September 03, 2004                51-0055023
                                       DLN:
                                        17007075007024
WILMINGTON TRUST COMPANY               Person to Contact:
1100 N MARKET ST                        MAHMOUD JAAFAR              ID# 31073
WILMINGTON, DE 19890-0001              Contact Telephone Number:
                                        (877) 829-5500
                                       Plan Name:
                                        WILMINGTON TRUST THRIFT SAVINGS PLAN
                                       Plan Number: 002

Dear Applicant:

      We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

      Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-l(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

      The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination letter is applicable for the amendment(s) executed on 12/30/03 & 05/01/03.

      This determination letter is also applicable for the amendment(s) dated on 02/06/02.

      This plan satisfies the requirements of Code section 4975(e) (7).

      This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act


                                                              Letter 835 (DO/CG)

WILMINGTON TRUST COMPANY

of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of
2000 Pub. L. 106-554.

      This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

      The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,

                                        /s/ Paul T. Shultz

                                        Paul T. Shultz
                                        Director,
                                        Employee Plans Determinations Redesign

Enclosures:
Publication  794
Addendum


                                                              Letter 835 (DO/CG)

WILMINGTON TRUST COMPANY


      This determination letter acknowledges receipt of the provisions intended to satisfy the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.


                                                              Letter 835 (DO/CG)